UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2026

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	98-0668474
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1570-200 Burrard Street
Vancouver, British Columbia, Canada	V6C 3L6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-6332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Shares, no par value	THM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 22, 2026, International Tower Hill Mines Ltd. (the “Company”) entered into an underwriting agreement with BMO Capital Markets Corp., as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 29,280,000 of its common shares, no par value (the “Common Shares”) to the Underwriters (the “Offering”) at a price to the public of $2.22 per Common Share (the “Offering Price”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option to purchase, for a period of 30 days from the date of the Underwriting Agreement, up to an additional 4,392,000 Common Shares (the “Option”), which Option the Underwriters exercised in full on January 23, 2026 (the “Option Exercise”).

The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering was made pursuant to the shelf registration statement on Form S-3 (File No. 333-273881) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 10, 2023, including the amendments to the Company’s shelf registration statement on Form S-3/A filed with the SEC on November 2, 2023 and November 22, 2023, which was declared effective by the SEC on December 4, 2023, and a related prospectus supplement, dated January 22, 2026 (the “Prospectus Supplement”), filed with the SEC pursuant to Rule 424(b) under the Securities Act. Pursuant to the Underwriting Agreement, the Company, the Company’s directors and executive officers and Paulson (as defined below) also entered into lock-up agreements with the Underwriters pursuant to which, for a period of 90 days after the date of the Prospectus Supplement, agreed not to sell or transfer any of the Company’s securities without first obtaining the written consent of the Representative, subject to certain exceptions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

A copy of the opinion of McCarthy Tetrault LLP regarding the validity of the Common Shares issued in the Offering is filed as Exhibit 5.1 to this Form 8-K.

Electrum Subscription

As of January 21, 2026, Electrum Strategic Opportunities Fund II, L.P. (“Electrum”) held 13.8% of the outstanding Common Shares of the Company. Pursuant to the Subscription Agreement, dated March 13, 2018, between the Company and Electrum, Electrum has a right to participate in certain equity offerings by the Company. An affiliate of Electrum purchased Common Shares from the Underwriters in the Offering. After giving effect to the Offering (including the Option Exercise) and the Concurrent Private Placement (as defined below), Electrum (together with its affiliates) will beneficially own 12.3% of the outstanding Common Shares of the Company.

Subscription Agreement

Pursuant to the Investor Rights Agreement dated December 28, 2016 (the “IRA”), between our largest shareholder, Paulson & Co. Inc. (“Paulson”) and the Company, Paulson has the right to participate pro rata in any equity offering by the Company. On January 21, 2026, the Company entered into a subscription agreement (the “Subscription Agreement”) with Paulson pursuant to which Paulson fully exercised its participation right with respect to the Offering and agreed to purchase 18,018,018 Common Shares at the Offering Price, for an aggregate purchase price of $40.0 million, contingent on the consummation of the Offering (the “Concurrent Private Placement”). The Subscription Agreement contains customary representations and warranties of the parties, and indemnification obligations of the Company. On January 27, 2026, after the closing of the Offering, Paulson and the Company entered into an additional subscription agreement (the “Upsize Subscription Agreement”), pursuant to which Paulson agreed to purchase an additional 1,501,982 Common Shares (the “Additional Paulson Shares”) at the Offering Price, for additional proceeds of $3.3 million to the Company, representing a proportional increase to Paulson’s investment to account for the upsize in the Offering and exercise of the corresponding Option (together with the Concurrent Private Placement, the “Private Placement”). The issuance of the Additional Shares will be subject to customary closing conditions, including applicable stock exchange approvals.

Prior to the Offering and Private Placement, Paulson beneficially owned 33.8% of the outstanding Common Shares of the Company. After giving effect to the Offering (including the Option Exercise) and the Private Placement, Paulson will beneficially own 34.4% of the outstanding Common Shares of the Company. In addition, Paulson has expressed an interest in increasing its aggregate ownership of the Company’s Common Shares and may continue to purchase additional Common Shares through privately negotiated transactions with individual investors or in the open markets, subject to regulatory considerations.

The foregoing description of the Subscription Agreement and the Upsize Subscription Agreement do not purport to be complete and are qualified in their entirety by reference to the Subscription Agreement and the Upsize Subscription Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On January 27, 2026 (the “Closing Date”), substantially concurrently with the closing of the Offering, the Company issued and sold to Paulson 18,018,018 Common Shares (the “Paulson Shares”), no par value, of the Company, at the price per Share of $2.22, for aggregate proceeds to the Company of approximately $40 million pursuant to the Subscription Agreement. The Company expects to issue and sell the Additional Paulson Shares to Paulson on or about January 29, 2026, subject to the satisfaction of customary closing conditions. The Company did not pay any underwriting discounts or commissions with respect to the Paulson Shares sold, and the Additional Paulson Shares to be sold, in the Private Placement. The sale of the Paulson Shares and the Additional Paulson Shares issued in the Private Placement were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

The Offering and Concurrent Private Placement closed on the Closing Date, and the Company received net proceeds from the Offering of $70.3 million, after deducting the underwriting discounts and commissions and estimated expenses payable by the Company with respect to the Offering, and net proceeds from the Concurrent Private Placement of $40.0 million. The Company expects to receive net proceeds of $3.3 million from the issuance of the Additional Paulson Shares, which is expected to close on or about January 29, 2026.

The Company intends to use the net proceeds from the Offering and the Private Placement to fund the exploration and development of the Livengood Gold Project, including drilling, metallurgical studies, feasibility studies, technical studies, baseline environmental studies, detailed engineering in support of permitting, permitting, legal support, community engagement, mineral lease and land payments, acquisitions and general corporate purposes, allocated approximately $50 million for feasibility and technical studies, $35 million for permitting and community engagement, and the remainder for corporate G&A and general corporate purposes.

Item 9.01	Exhibits.

Exhibit Number	Exhibit Title or Description
1.1	Underwriting Agreement, dated January 22, 2026.
5.1	Opinion of McCarthy Tetrault LLP as to the legality of the securities being registered
10.1	Subscription Agreement, dated January 21, 2026.
10.2	Upsize Subscription Agreement, dated January 27, 2026.
23.1	Consent of McCarthy Tetrault LLP (included as part of its opinion filed as Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

Statements in this Form 8-K that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements containing the terms “intends,” “estimates,” “may,” “might”, “will,” or other similar expressions to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The forward-looking statements in this Form 8-K include statements regarding: the closing of the Subsequent Private Placement; the anticipated use of proceeds; and the occurrence of the expected benefits from the anticipated use of proceeds. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: (i) that the current exploration, development, environmental and other objectives concerning the Livengood Gold Project can be achieved and that the Company’s other corporate activities will proceed as expected and (ii) that general business and economic conditions will not change in a materially adverse manner; and (iii) that permitting and operations costs will not materially increase. The foregoing list of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors detailed in the “Forward-Looking Statements,” “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and other documents that have been and will be filed by the Company from time to time with the SEC and Canadian securities regulators. All forward-looking statements contained in this Form 8-Kspeak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: January 27, 2026	By:	/s/ Karl Hanneman
	Name:	Karl Hanneman
	Title:	President and Chief Executive Officer